SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 2, 2011

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Hunter Taubman Weiss LLP 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 2, 2011, Keyuan Petrochemicals, Inc. (the “Company”) received a letter from the Listing Qualifications Hearings Department of the NASDAQ Stock Market LLC (“Nasdaq”) stating that the Nasdaq Hearings Panel has determined to grant the request of the Company to remain listed on the Nasdaq Stock Market, subject to a trading halt and to the following conditions:

1.
On or before September 30, 2011, the Company shall provide the Panel with a copy of the final report of the Audit Committee, along with a comprehensive list of the actions the Company has taken and is committed to taking with regard to remediating the accounting and control issues identified.

2.	On or before October 12, 2011, the Company shall file all of the periodic filings that are delinquent as of that date, and any required restatements.

In order to fully comply with the terms of this exception, the Company must be able to demonstrate compliance with all requirements for continued listing on the Nasdaq Stock Market. In the event the Company is unable to do, its securities may be de-listed from the Nasdaq Stock Market.

To meet the timelines and to comply with all requirements for continued listing on the Nasdaq Stock Market, the Company is using its best efforts to continue its cooperation with the independent investigation. The investigation was commenced by the Audit Committee in light of the issues raised by KPMG, its prior auditor, during its audit work for the fiscal year 2010. In addition, the Company is working with its auditor GHP Horwath, P.C. to complete its periodic financial statements and any restatements that may required within the timeframes set forth above.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits

99.1    Press Release issued by the Company on September 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

Date: September 7, 2011	By:	/s/ Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer